                            ARTICLES OF INCORPORATION

                                       OF

                           PRETZELMAKER HOLDINGS, INC.

         The undersigned natural, adult person, acting as incorporator of a corporation (hereinafter usually referred to as the "Corporation") pursuant to the provisions of the Colorado Corporation Code, hereby adopts the following Articles of Incorporation for said Corporation:

                                    ARTICLE I

                                      Name
                                      ----

         The name of the Corporation shall be Pretzelmaker Holdings, Inc.

                                   ARTICLE II

                                    Duration
                                    --------

         The period of duration of the Corporation shall be perpetual.

                                   ARTICLE III

                                     Purpose
                                     -------

         The purpose for which the Corporation is organized is to transact any or all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

                                   ARTICLE IV

                                  Capital Stock
                                  -------------

         The authorized capital stock of the Corporation shall consist of 1,000,000 shares of common stock with a par value of $0.001 per share and 500,000 shares of preferred stock with a par value of $0.001 per share.

                                    ARTICLE V

                            Preferences, Limitations,
                            -------------------------
                      and Relative Rights of Capital Stock
                      ------------------------------------

         No share of the common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

         1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of Colorado, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in these Articles of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

         2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of Colorado, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

         3. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

            (1) The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with the Colorado Corporation Code.

            (2) 1. Cumulative voting shall not be allowed in elections of directors or for any purpose.

               1. No holders of shares of common stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

               2. The Board of Directors may restrict the transfer of any of the Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

               3. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

                                   ARTICLE VI

                                Place of Business
                                -----------------

         The principal office and the principal place of business of the Corporation initially shall be:

                            555 Seventeenth Street
                                  14th Floor
                            Denver, Colorado  80202

         The Board of Directors, however, from time to time may establish such other offices, branches, subsidiaries, or divisions which it may consider to be advisable. The address of the Corporation's initial registered office in Colorado for purposes of the Colorado Corporation Code, as amended, shall be:

                             555 Seventeenth Street
                                   14th Floor
                             Denver, Colorado 80202

The name of the Corporation's initial registered agent at the address of the aforesaid registered office shall be:

                                  Marc N. Geman

                                   ARTICLE VII

                                    Directors
                                    ---------

         The affairs of the Corporation shall be governed by a board of not less than one (1) director and no more than ten (10) directors, who shall be elected in accordance with the Bylaws of the Corporation. Subject to such limitation, the number of directors shall be fixed by or in the manner provided in the Bylaws of the Corporation, as may be amended from time to time. The organization and conduct of the board shall be in accordance with the following:

         4. The names and addresses of the initial Directors, who shall hold office until the first annual meeting of the stockholders of the Corporation or until their successors shall have been elected and qualified, are:

            Name                      Address
            ------------------------------------------------------
            Donald Cox                501 Cook Street
                                      Denver, CO  80206

            Marc N. Geman             555 Seventeenth Street
                                      14th Floor

                                      Denver, CO  80202

         5. The directors of the Corporation need not be residents of Colorado and shall not be required to hold shares of the Corporation's capital stock.

         6. Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the By-laws of the Corporation. Attendance of a director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

         7. A majority of the number of directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business.

         8. By resolution adopted by a majority of the Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more directors to constitute an Executive Committee or one or more other committees each of which shall have and may exercise, to the extent permitted by law or in such resolution, all the authority of the Board of Directors in the management of the Corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed on it or him by law.

         9. Any vacancy in the Board of Directors, however caused or created, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is duly elected and qualified.

                                  ARTICLE VIII

                                    Officers
                                    --------

         The officers of the Corporation shall be prescribed by the Bylaws of the Corporation.

                                   ARTICLE IX

                            Meetings of Stockholders
                            ------------------------

Meetings of the stockholders of the Corporation shall be held at such place within or without Colorado and at such times as may be prescribed in the Bylaws of the Corporation. Special meetings of the stockholders of the Corporation may be called by the President of the Corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At any meeting of the stockholders, except to the extent otherwise provided by law, a quorum shall consist of a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the stockholders unless the vote of a greater number is required by law.

                                    ARTICLE X

                                     Voting
                                     ------

         When, with respect to any action to be taken by stockholders of this Corporation, the Colorado Corporation Code requires the affirmative vote of the holders of more than a majority of the outstanding shares entitled to vote thereon, or of any class or series, such action may be taken by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such action.

                                   ARTICLE XI

                                     By-laws
                                     -------

         The initial By-laws of the Corporation shall be adopted by its Board of Directors. Subject to repeal or change by action of the stockholders, the power to alter, amend, or repeal the By-laws or to adopt new By-laws shall be vested in the Board of Directors.

                                   ARTICLE XII

            Transactions with Directors and Other Interested Parties
            --------------------------------------------------------

         No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be
--------  -------
disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                                  ARTICLE XIII

              Limitation of Director Liability and Indemnification
              ----------------------------------------------------

         No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions
                                        --------  -------
shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by the Colorado Corporation Code; or (iv) any transaction from which such director derived an improper personal benefit.

         No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

         The word "director" shall include at least the following, unless limited by Colorado law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Colorado law, the word "director" shall also include the heirs and personal representatives of all directors.

         This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the Colorado Corporation Code, or any successor provision.

                                   ARTICLE XIV

                                  Incorporator
                                  ------------

         The name and address of the incorporator of the Corporation is as follows:

         Name                       Address
         --------------------------------------------------------
         William T. Hart            1624 Washington Street
                                    Denver, Colorado  80203


         IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature on the 15th day of February, 1995.

                                          /s/ William T. Hart
                                          --------------------------------------
                                          William T. Hart

STATE OF COLORADO   )
CITY AND            ) ss.
COUNTY OF DENVER    )

         I, Kathryn R. Sweeney, a Notary Public in and for the State of Colorado, hereby certify that on the 15th day of February, 1995, personally appeared before me William T. Hart, being by me first duly sworn, who declared that he is the person who signed the foregoing Articles of Incorporation as incorporator and that the statements contained therein are true.

                                          /s/ Kathryn R. Sweeney
                                          --------------------------------------
                                          NOTARY PUBLIC

My Commission expires 1/25/96
                      ----------
(SEAL)

                           CONSENT OF REGISTERED AGENT



         The undersigned does hereby consent to act as the Registered Agent of Pretzelmaker Holdings, Inc.


DATED:  February 15, 1995                 /s/ Marc N. Geman
                                          --------------------------------------
                                          Marc N. Geman
                                          555 Seventeenth Street
                                          14th Floor
                                          Denver, CO  80202

                           PRETZELMAKER HOLDINGS, INC.

                                AMENDMENT TO THE
                            ARTICLES OF INCORPORATION

         I, Marc N. Geman, the Chief Executive Officer of Pretzelmaker
Holdings, Inc., a corporation organized and existing under the Colorado Business Corporation Act, DO HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation and Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors on February 28, 1995, adopted the following amendments to the Articles of Incorporation.

         Article IV was amended by the addition of the following sections:

         Series A Preferred Stock. By resolution dated February 28, 1995, the
         ------------------------
Corporation's Board of Directors established the Series A Preferred Shares. The relative rights and preferences of the Series A Preferred Shares are as follows:

         1.1. Designation and Amount. The shares of such series shall be
              ----------------------
designated as "Series A Preferred Shares" (the "Series A Preferred Shares"), and the number of shares constituting such series shall be 300,000 with a par value of $0.001 per share. The number of shares constituting such series may, unless prohibited by the Articles of Incorporation, be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible in Series A Preferred Shares. The shares of the Series A Preferred Stock are on parity with the shares of the Series B Preferred Stock.

         1.2. Dividends and Distributions.
              ---------------------------

            (1) The holders of Series A Preferred Shares, in preference to the holders of Common Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, annual dividends payable in cash on the 28th day of March in each year, commencing on March 28, 1996 at the rate of $0.05 per share.

            (2) Dividends which are not declared will accrue and will be cumulative. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time such dividends are declared and become payable shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than thirty (30) days prior to the date fixed for the payment thereof.

         1.3. No Voting Rights. The Series A Preferred Shares will not have any
              ----------------
voting rights except as may be provided by the Colorado Business Corporation
Act.

         1.4. Certain Restrictions. Whenever dividends declared or other
              --------------------
distributions payable on the Series A Preferred Shares as provided in Section 2 hereof are in arrears, thereafter and until all unpaid dividends and distributions on the outstanding Series A Preferred Shares shall have been paid in full, the Corporation shall not:

               (1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

               (2) declare or pay dividends or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         1.5. Reacquired Shares. Any Series A Preferred Shares purchased or
              -----------------
otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Shares or as otherwise required by law.

         1.6. Liquidation, Dissolution, Redemption and Conversion. Upon any
              ---------------------------------------------------
liquidation, dissolution or winding up of the Corporation, each outstanding share of

Series A Preferred Stock is entitled to a distribution, computed on the following basis, prior to any distribution to the holders of the Corporation's Common Stock.

              $1.00 x 0.08 x D
              ----------------
     $1.00 +         365        +   Any Accrued but Unpaid Dividends

D = Number of days Series A Preferred Stock was issued and outstanding prior to notice of redemption.

         At the option of the Corporation, the Series A Preferred Stock may be redeemed by the payment of an amount equal to that which the Corporation would be required to pay upon the dissolution or liquidation of the Corporation. The Corporation may redeem the Series A Preferred Shares at any time, however, the Corporation must give Notice of Redemption within five years of the issuance of the Series A Preferred Stock. Holders of the Series A Preferred Stock have 30 days to convert the Series A Preferred Stock into Common Stock after the date of the Notice of Redemption. Following the date of the Notice of Redemption, the Corporation may not issue any additional shares of Common Stock until 45 days after the Notice of Redemption, except for any shares issued upon the conversion of the Series A or Series B Preferred Stock.

         The Series A Preferred Stock may be converted into shares of the Corporation's Common Stock at any time at the option of the holder of the shares. Each share of Series A Preferred Stock, together with all accrued but unpaid dividends, is convertible into shares of the Corporation's Common Stock on the following basis.

           TSO
         ------
           92%     -     TSO = X

           X             Number of Shares of Common Stock to be Received upon
           ----    =     Conversion of One Share of Series A Preferred Stock
           PS

TSO = Total Shares of Corporation's Common Stock Issued and Outstanding on Date of Notice of Redemption or Date Notice of Conversion is Delivered by Holder to Corporation

PS = Number of Series A Preferred Shares issued by Corporation

         1.7. Consolidation, Merger, Exchange, etc. In case the Corporation
              -------------------------------------
shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Corporation's Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case provision shall be made such that each outstanding Series A Preferred Share shall at the same time be similarly exchanged or changed into a preferred share of the surviving entity with rights, preferences and limitations as equal as reasonably practicable to the Series A Preferred Shares.

         Series B Preferred Stock. By resolution dated February 28, 1995, the
         ------------------------
Corporation's Board of Directors established the Series B Preferred Shares. The relative rights and preferences of the Series B Preferred Shares are as follows:

         B.1. Designation and Amount. The shares of such series shall be
              ----------------------
designed as "Series B Preferred Shares" (the "Series B Preferred Shares"), and the number of shares constituting such series shall be 800 with a par value of $0.001 per share. The number of shares constituting such series may, unless prohibited by the Articles of Incorporation, be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of Series B Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible in Series B Preferred Shares. The shares of the Series B Preferred Stock are on parity with the shares of the Series A Preferred Stock.

         B.2.  Dividends and Distributions.
               ---------------------------

            (1) The holders of Series B Preferred Shares, in preference to the holders of Common Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, annual dividends payable in cash on the 28th day of March in each year, commencing on March 28, 1996 at the rate of $50.00 per share.

            (2) Dividends which are not declared will accrue and will be cumulative. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series B Preferred Shares in an amount less than the total amount of such dividends at the time such dividends are declared and become payable shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than thirty (30) days prior to the date fixed for the payment thereof.

         B.3. No Voting Rights. The Series B Preferred Shares will not have any
              ----------------
voting rights except as may be provided by the Colorado Business Corporation
Act.

         B.4. Certain Restrictions. Whenever dividends declared or other
              --------------------
distributions payable on the Series B Preferred Shares as provided in Section 2 hereof are in arrears, thereafter and until all unpaid dividends and distributions on the outstanding Series B Preferred Shares shall have been paid in full, the Corporation shall not:

            (1) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Shares;

            (2) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Shares, except dividends paid ratably on the Series B Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

         B.5. Reacquired Shares. Any Series B Preferred Shares purchased or
              -----------------
otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Shares or as otherwise required by law.

         B.6. Liquidation, Dissolution, Redemption and Conversion. Upon any
              ---------------------------------------------------
liquidation, dissolution or winding up of the Corporation, each outstanding share of Series B Preferred Stock is entitled to a distribution, computed on the following basis, prior to any distribution to the holders of the Corporation's Common Stock.

              $800 x 0.1875 x D
              -----------------
     $800 +          365         +    Any Accrued but Unpaid Dividends

         At the option of the Corporation, the Series B Preferred Stock may be redeemed by the payment of an amount equal to that which the Corporation would be required to pay upon the dissolution or liquidation of the Corporation. The Corporation may redeem the Series B Preferred Stock at any time, however, the Corporation must give Notice of Redemption within five years of issuance of the Series B

Preferred Stock. The Notice of Redemption must apply to all outstanding shares of Series B Preferred Stock. With the Notice of Redemption, the Corporation must provide shareholders with the appraised value of the Corporation and a copy of the appraisal. Holders of the Series B Preferred Stock have 30 days to convert the Series B Preferred Stock into Common Stock after the date of the Notice of Redemption. Following the date of the Notice of Redemption, the Corporation may not issue any additional shares of Common Stock until 45 days after the Notice of Redemption, except for any shares issued upon the conversion of the Series A or Series B Preferred Stock.

         The Series B Preferred Stock may only be converted into shares of the Corporation's Common Stock following a notice of the Corporation's intent to redeem the Series B Preferred shares. Each share of Series B Preferred Stock, together with all accrued but unpaid dividends, is convertible into shares of the Corporation's Common Stock on the following basis.

        TSO
       ------
       1 - V - TSO = X

       X    Number of Shares of Common Stock to be Received upon
      ---   Conversion of One Share of Series B Preferred Stock
      800 =

TSO = Total Shares of Corporation's Common Stock Issued and Outstanding on Date of Notice of Redemption

V   =                  VSB
      -----------------------------------
      Value of Corporation as Determined
          by an Independent Appraisal

                  $640,000  x  0.1875  x  D
                  -------------------------
VSB = $640,000 +            365

V cannot be more than 37.3% or less than 16%.

D = Number of days Series B Preferred Stock was issued and outstanding prior to notice of redemption.

         8.7. Consolidation, Merger, Exchange, etc. In case the Corporation
              -------------------------------------
shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Corporation's Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case each outstanding Series B Preferred Share shall at the same time be similarly exchanged or changed into the amount of stock, securities, money and/or any other property (payable in kind), as the case may be, which would have been received if the Series B Preferred Share was converted into Common Stock immediately prior to any such consolidation, merger, combination, statutory share exchange or other similar transaction.

                                          PRETZELMAKER HOLDINGS, INC.

DATED:  March 20, 1995                     /s/ Marc N. Geman
                                          --------------------------------------
                                          Marc N. Geman
                                          Chief Executive Officer

FEE $            25.00                   STATE OF COLORADO                   007
     -----------------                   BIENNIAL REPORT OF
ON OR BEFORE                 A CORPORATION OR LIMITED LIABILITY COMPANY
DATE DUE       4/30/97
        --------------
REPORT YEAR       1997
           -----------

                             READ INSTRUCTIONS ON REVERSE SIDE BEFORE COMPLETING                             THIS FORM MUST BE TYPED
                                     SUBMIT SIGNED FORM WITH FILING FEE
MAILING DATE  02/01/97
INFORMATION BELOW IS ON FILE IN THIS OFFICE - DO NOT CHANGE PRE-PRINTED INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

CORPORATE NAME REGISTERED AGENT, REGISTERED OFFICE, CITY, STATE & ZIP                             FOR OFFICE USE ONLY
951023771     DP     STATE/COUNTRY OF INC CO

                           GEMAN MARC N                                                            971022317 C $25.00
                           PRETZELMAKER HOLDINGS, INC.                                             SECRETARY OF STATE
                                                                                                     02-13-97 14:13
                           555 17TH ST 14TH FLR
                           DENVER CO  80202                                            FIRST REPORT OR CORRECTIONS IN THIS COLUMN
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    TYPE NEW AGENT NAME
                           Return completed reports to:                                               ROBERT K. SULLIVAN
                                Department of State                                 ------------------------------------------------
                             Corporate Report Section                               SIGNATURE OF NEW REGISTERED AGENT
                             1560 Broadway, Suite 200                                                 /s/ ROBERT K. SULLIVAN
                                 Denver, CO 80202                                   ------------------------------------------------
                                                                                    MUST HAVE A STREET ADDRESS
                                                                                             1050 17th Street, Suite 1400
                                                                                    ------------------------------------------------
                                                                                    CITY                       STATE            ZIP
                                                                                             Denver            CO             80265
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  OFFICERS NAME AND ADDRESS                 TITLE                               Marc N. Geman - President
                                                                       -------------------------------------------------------------
                                                                                1050 17th Street, Suite 1400
                                                                       -------------------------------------------------------------
                                                                                Denver, CO  80265
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Robert K. Sullivan - Secretary/Treasurer
                                                                       -------------------------------------------------------------
                                                                                1050 17th Street, Suite 1400
                                                                       -------------------------------------------------------------
                                                                                Denver, CO  80265
------------------------------------------------------------------------------------------------------------------------------------

                                                                       -------------------------------------------------------------

                                                                       -------------------------------------------------------------


DIRECTORS OR LIMITED LIABILITY COMPANY MANAGERS                                 (if you have less than 3 shareholders, you may list
         COX  DONALD                                                            less than 3 directors)
         501 COOK ST                                                            Lonis Marks
                                                                       -------------------------------------------------------------
         DENVER  CO  80206                                                      1050 17th Street, Suite 1400
                                                                       -------------------------------------------------------------
                                                                                Denver, CO  80265
------------------------------------------------------------------------------------------------------------------------------------
         GEMAN  MARC  N                                                         Marc N. Geman
         555 17TH ST 14TH FLR                                          -------------------------------------------------------------
                                                                                1050 17th Street, Suite 1400
         DENVER  CO  80202                                             -------------------------------------------------------------
                                                                                Denver, CO  80265
------------------------------------------------------------------------------------------------------------------------------------
                                                                                Bruce Bausman
                                                                       -------------------------------------------------------------
                                                                                1050 17th Street, Suite 1400
                                                                       -------------------------------------------------------------
                                                                                Denver, CO  80265
------------------------------------------------------------------------------------------------------------------------------------

Address of Principal Place of Business
Street  1050 17th Street, Suite 1400
       -------------------------------------------------------------------------
City    Denver                            State  CO       Zip  80265
     ------------------------------------      ---------       -----------------


                                    SIGNATURE
Under penalties of perjury and as an authorized officer, I declare that this biennial report and, if applicable, the statement of change of registered office and/or agent, has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete.
NAME /s/ Robert K. Sullivan
TITLE Secretary/Treasurer          DATE 2/11/1997

         NOTE: DO NOT USE THIS BOX IF THIS IS YOUR FIRST REPORT!!! SEE INSTRUCTIONS ON REVERSE. IF THERE ARE NO CHANGES SINCE YOUR LAST
  [_] REPORT, MARK THIS BOX, SIGN ABOVE AND RETURN WITH THE FEE AND BY THE DATE DUE INDICATED ABOVE (UPPER LEFT HAND CORNER). IF YOU ARE FILING AFTER THE DATE DUE ABOVE, CONTACT THIS OFFICE FOR THE PROPER FEE. (303) 894-2251

                            SEE INSTRUCTIONS ON BACK

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